Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Advantest Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-132374, 333-123671, 333-108385, 333-97107 and 333-97103) on Form S-8 of Advantest Corporation and subsidiaries of our report dated April 26, 2004, except for note 20, which is as of July 21, 2005, with respect to the consolidated statements of income, stockholders’ equity and cash flows of Advantest Corporation and subsidiaries for the year ended March 31, 2004, which report appears in the March 31, 2006, annual report on Form 20-F of Advantest Corporation.

/s/ KPMG AZSA & Co.

Tokyo, Japan

June 23, 2006

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-123671) of Advantest Corporation

(2)	Registration Statement (Form S-8 No. 333-108385) of Advantest Corporation

(3)	Registration Statement (Form S-8 No. 333-97107) of Advantest Corporation

(4)	Registration Statement (Form S-8 No. 333-97103) of Advantest Corporation and

(5)	Registration Statement (Form S-8 No. 333-132374) of Advantest Corporation,

of our report dated June 23, 2006 with respect to the consolidated financial statements of Advantest Corporation included in the Annual Report (Form 20-F) for the year ended March 31, 2006.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

June 23, 2006